March 20, 1995




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:  Hibernia Corporation
     Current Report on Form 8-K
     Commission File No. 1-10294

Dear Sirs:

     Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing, on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K.

     Pursuant to Section 13(a) of the Act, by copy hereof we are filing with the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, two complete copies, including exhibits. Pursuant to General Instruction E to Form 8-K, such complete copy being filed with the Exchange has been manually signed on behalf of the Company.

     Please call the undersigned at (504) 533-2486 if you have any questions concerning this filing.

                              Very truly yours,


                              /s/ PATRICIA C. MERINGER
                              Patricia C. Meringer
                              Secretary and Associate Counsel

PCM/gbp
Enclosures

cc:  Joseph Lomnicky
     Ron E. Samford, Jr.
     Stephen D. M. Schuetz





               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 20, 1995
                                                 ______________
                                                 March 14, 1995




                      Hibernia Corporation
       __________________________________________________
       (Exact name of issuer as specified in its charter)




 Louisiana                 1-10294                72-0724532
_______________          ____________        ___________________
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)        Identification No.)
organization)



313 Carondelet Street, New Orleans, Louisiana      70130
____________________________________________________________
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5332
                                                   ______________


Item 5.   Other Events.
          _____________

     On March 14, 1995, the Registrant announced that it had approved an employee stock ownership plan that would acquire $30 million of the Registrant's Common Stock. The release stated further that stock for the plan would be purchased in the open market over the next couple of months.


                          EXHIBIT INDEX
                          _____________

Exhibit                                                Page
Number              Description                        Number
_______             ___________                        ______

 28.23              News Release issued by the Registrant
                    on March 14, 1995                     3




                            SIGNATURE
                            _________

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIBERNIA CORPORATION
                                   ____________________
                                        (Registrant)


Date:     March 20, 1995      By:  /s/ RONALD E. SAMFORD, JR.
                                   Ronald E. Samford, Jr.
                                   Chief Accounting Officer





                          EXHIBIT 28.23

                          NEWS RELEASE
                      HIBERNIA CORPORATION


For Additional Information:             For Release:

                                        IMMEDIATE
                                        March 14, 1995


MEDIA INQUIRIES:
Jim Lestelle, Manager
Corporate Communications
Office:  (504) 533-5482
Home:  (504) 488-8826

INVESTOR INQUIRIES:
Linda Meche, Manager
Finance & Investor Relations
Office:  (504) 533-2180
Home:  (504) 832-3604


         HIBERNIA APPROVES EMPLOYEE STOCK OWNERSHIP PLAN
             FUNDED WITH $30 MILLION OF COMPANY STOCK

     New Orleans -- Hibernia's board of directors today authorized an employee stock ownership plan (ESOP) to be funded with $30 million of Hibernia stock which the ESOP will acquire over the next few months in open-market purchases.

     "We made a commitment two years ago that Hibernia would be the employer of choice," said Stephen A. Hansel, president and chief executive officer." It's another way to both motivate Hibernia people to deliver responsive and superior customer service and to recognize faithful service to Hibernia by providing the opportunity to share in the company's growth and profits with our other shareholders.

     "Because the ESOP will make almost all employees owners of the company, it should increase their appreciation of Hibernia's need to perform well as a business."

     Hibernia's ESOP will allow participants to build a portfolio of Hibernia stock through allocations at no cost to them. Each year, individual allocations will be based on employees' compensation. Employees will be vested 20% per year, with full vesting after five years.

     The $30 million purchase of Hibernia Corporation stock will be funded through a loan from Hibernia National Bank. Stock will be purchased as it becomes available on the open market and at market prices, using funds drawn on the loan as needed.

     The plan includes these features:

     (1) The amount of the contribution to the plan will be determined annually by Hibernia's board of directors.

     (2) Distribution of account balances in the form of cash or Hibernia stock will be available when an employee retires, becomes disabled, dies or leaves the company.

     (3) Hibernia National Bank's trust operation will serve as trustee of the plan.

     Hibernia ended 1994 with assets of $6.3 billion and 143 banking locations. With pending mergers, it would have approximately $6.8 billion in assets and 162 banking locations serving 22 parishes and 55 cities, representing more than 70% of the state's population. It would be either first, second or third in deposit market share in 17 of these parishes.

     The company's common stock (HIB) is listed on the New York
Stock Exchange.